Summary Prospectus for New Investors
May 1, 2022
Protective® Investors Benefit Advisory Variable Annuity NY	Protective Life and Annuity Insurance Company Variable Annuity Account A of Protective Life P.O. Box 10648 Birmingham, Alabama 35202‑0648 Telephone: 1‑800‑456‑6330 www.protective.com
This Summary Prospectus summarizes key features of the Protective Investors Benefit Advisory Variable Annuity NY Contract (the “Contract”). You should read this Summary Prospectus carefully, particularly the section titled Important Information You Should Consider About the Contract.
Before you invest, you should review the prospectus for the Protective Investors Benefit Advisory Variable Annuity NY Contract (the “Prospectus”), which contains more information about the Contract, including its features, benefits, and risks. You can find the Prospectus and other information about the Contract online at www.protective.com/productprospectus. You can also obtain this information at no cost by calling 1-800-456-6330 or by sending an email request to prospectus@protective.com.
YOU MAY CANCEL YOUR CONTRACT WITHIN 10 DAYS OF RECEIVING IT WITHOUT PAYING FEES OR PENALTIES.
Upon cancellation, you will receive your total Contract Value. You should review the Prospectus, or consult with your investment professional, for additional information about the specific cancellation terms that apply.
Additional information about certain investment products, including variable annuities, has been prepared by the Securities and Exchange Commission’s staff and is available at Investor.gov.
Protective Life and Annuity Insurance Company is not a Financial Intermediary. We are not registered as an investment adviser with the SEC or any state securities regulatory authority. We are not acting in any fiduciary capacity with respect to your Contract nor are we acting in any capacity on behalf of any Qualified Plan. The information in this Summary Prospectus does not constitute personalized investment advice or financial planning advice.
The SEC has not approved or disapproved these securities or passed upon the adequacy of this Summary Prospectus. Any representation to the contrary is a criminal offense.
PRO.PIBANY.05.22 C000221208

Making Withdrawals: Accessing the Money in Your Contract	12
ADDITIONAL INFORMATION ABOUT FEES	13
FUND APPENDIX: FUNDS AVAILABLE UNDER THE CONTRACT	FUND-1

SPECIAL TERMS
“We”, “us”, “our”, “Protective Life”, and “Company”  refer to Protective Life and Annuity Insurance Company. “You”, “your” and “Owner” refer to the person(s) who has been issued a Contract.
Administrative Office Protective Life and Annuity Insurance Company, P.O. Box 10648, Birmingham, Alabama 35202-0648 (for Written Notice sent by U.S. postal service) or Protective Life and Annuity Insurance Company, 2801 Highway 280 South, Birmingham, Alabama 35223 (for Written Notice sent by a nationally recognized overnight delivery service).
Advisory Fee Advisory Fees are fees paid to your Financial Intermediary for providing investment advice regarding your Contract and for managing your Contract Value. Advisory Fees may be paid directly by you or, subject to certain restrictions, be paid out of your Contract Value.
Annual Withdrawal Amount or AWA The maximum amount that may be withdrawn from the Contract under the SecurePay rider each Contract Year after the Benefit Election Date without reducing the Benefit Base.
Annuity Date The date as of which the Annuity Value is applied to an Annuity Option.
Annuity Option The payout option under which the Company makes annuity income payments.
Annuity Value The amount we apply to the Annuity Option you have selected. In general, this is equal to the Contract Value minus applicable premium tax.
Benefit Base If you select a SecurePay rider, the Benefit Base is used to determine the amount available to withdraw under the rider.
Benefit Election Date The date you choose to start your SecurePay Withdrawals.
Code The Internal Revenue Code of 1986, as amended.
Contract  The Protective® Investors Benefit Advisory Variable Annuity NY, a flexible premium, deferred, variable and fixed annuity contract.
Contract Anniversary The same month and day as the Issue Date in each subsequent year of the Contract.
Contract Value  Before the Annuity Date, the sum of the Variable Account value and the Guaranteed Account value.
Contract Year Any period of 12 months commencing with the Issue Date or any Contract Anniversary.
DCA Dollar cost averaging.
DCA Accounts A part of the Guaranteed Account, but separate from the Fixed Account. The DCA Accounts are designed to transfer amounts to the Sub-Accounts of the Variable Account systematically over a designated period.
Death Benefit The amount we pay to the beneficiary if an Owner dies before the Annuity Date.
Due Proof of Death Receipt at our Administrative Office of a certified death certificate or judicial order from a court of competent jurisdiction or similar tribunal.
Excess Withdrawals Any portion of a withdrawal that, when aggregated with all prior withdrawals during a Contract Year, exceeds the maximum withdrawal amount permitted under the SecurePay Pro rider.
Financial Intermediary A bank, or an investment adviser registered as such with the SEC or state securities regulatory authorities.
Fixed Account A part of the Guaranteed Account, but separate from the DCA Accounts. Amounts allocated or transferred to the Fixed Account earn interest from the date the funds are credited to the account.
Fund Any investment portfolio in which a corresponding Sub-Account invests.
Good Order (“good order”) A request or transaction generally is considered in “Good Order” if we receive it in our Administrative Office within the time limits, if any, prescribed in the Prospectus for a particular transaction or instruction, it includes all information necessary for us to execute the requested instruction or transaction, and is signed by the individual or individuals authorized to provide the instruction or engage in the transaction. A request or transaction may be rejected or delayed if not in Good Order. Good Order generally means the actual receipt by us of the instructions relating to the request or transaction in writing (or, when permitted, by telephone or Internet as described above) along with all forms, information and supporting legal documentation we require to effect the instruction or transaction. This information and documentation generally includes, to the extent applicable: the completed application or instruction form; your contract number; the transaction amount (in dollars or percentage terms); the names and allocations to and/or from the Investment Options affected by the requested transaction; the signatures of all Owners (exactly as indicated on the Contract), if necessary; Social Security Number or Tax I.D.; and any other information or supporting documentation that we may require, including any spousal or Joint Owner’s consents. With respect to Purchase Payments, Good Order also generally includes receipt by us of sufficient funds to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in Good Order, and we reserve the right to change or waive any Good Order requirement at any time. If you have any questions, you should contact us or your registered representative before submitting the form or request.
Guaranteed Account The Fixed Account, the DCA Accounts and any other Investment Option we may offer with interest rate guarantees.
Investment Option Any account to which you may allocate Purchase Payments or transfer Contract Value under this Contract. The Investment Options are the Sub-Accounts of the Variable Account and the Guaranteed Account available in this Contract.
Issue Date The date as of which we credit the initial Purchase Payment to the Contract and the date the Contract takes effect.
Monthly Anniversary Date The same day each month as the Issue Date, or the last day of any month that does not have the same day as the Issue Date.
Owner The person or persons who own the Contract and are entitled to exercise all rights and privileges provided in the Contract.
Protected Lifetime Income Benefits The optional SecurePay Pro benefit offered with the Contract.
Purchase Payment The amount(s) paid by the Owner and accepted by the Company as consideration for this Contract.
Qualified Contracts Contracts issued in connection with retirement plans that receive favorable tax treatment under Sections 401, 408, 408A or 457 of the Code.
Qualified Plans Retirement plans that receive favorable tax treatment under Sections 401, 408, 408A or 457 of the Code.
Rate Sheet Prospectus Supplement A periodic supplement to the Prospectus which sets forth the current Maximum Withdrawal percentage under the SecurePay rider available when you purchase your Contract. See “PROTECTED LIFETIME INCOME BENEFIT (‘SECUREPAY”) — Determining the Amount of Your SecurePay Withdrawals” in the Prospectus.
Rider Issue Date The date a Protected Lifetime Income Benefit rider is issued.
RightTime The ability to purchase the Protected Lifetime Income Benefit rider, SecurePay, after your Contract is issued, so long as you satisfy the rider’s issue requirements and the rider is still available for sale.
Sub-Account A separate division of the Variable Account.
Valuation Date Each day on which the New York Stock Exchange is open for business.
Valuation Period The period which begins at the close of regular trading on the New York Stock Exchange (usually 3:00 p.m. Central Time) on any Valuation Date and ends at the close of regular trading on the next Valuation Date. A Valuation Period ends earlier if the New York Stock Exchange closes early on certain scheduled days (such as the Friday after Thanksgiving or Christmas Eve) or in case of an emergency.
Variable Account The Variable Annuity Account A of Protective Life, a separate investment account of Protective Life.
Written Notice A notice or request submitted in writing in Good Order that we receive at the Administrative Office via U.S. postal service or nationally recognized overnight delivery service. Please note that we use the term “written notice” in lower case to refer to a notice that we may send to you.

IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE CONTRACT
FEES AND EXPENSES
Charges for Early Withdrawals	The Contract does not include charges for early withdrawal.
Transaction Charges
You may be charged $25 per transfer for each transfer after the first 12 transfers in a Contract Year. Currently, we do not assess this charge.
For additional information about transaction charges, see “FEE TABLE - Transaction Expenses” and “CHARGES AND DEDUCTIONS” in the Prospectus.

Ongoing Fees and Expenses (annual charges)	The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected. Fees and expenses in the table do not reflect any Advisory Fees paid from Contract Value or other assets of the Owner and if such charges were reflected, the fees and expenses would be higher.
Annual Fee	Minimum	Maximum
Base contract (1)	0.31%	0.31%
Investment options (Fund fees and expenses) (2)	0.10%	4.15%
Optional benefits available for an additional charge
Return of Purchase Payments Death Benefit Fee (3)	0.20%	0.20%
SecurePay Pro rider (4)
At Contract Purchase	1.50%	2.00%
Later under RightTime Option	1.60%	2.20%

(1)
We calculate the Base Contract fee by dividing the total amount we receive from the annual contract maintenance fee, the mortality and expense risk charge and the administration charge for the last fiscal year by the total average net assets attributable to the Contracts for that year.

(2)
As a percentage of Fund assets.

(3)
As an annualized percentage of the death benefit, beginning on the 1st Monthly Anniversary Date.

(4)
As an annualized percentage of the Benefit Base on each Monthly Anniversary Date, beginning on the 1st Monthly Anniversary Date following election of the rider.

Because your Contract is customizable, the options and benefits you choose can affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year, based on current charges. These estimates assume that you do not take any withdrawals from the Contract.
Lowest Annual Cost $533:	Highest Annual Cost $3,909:
Assumes:	Assumes:

•
Investment of  $100,000

•
5% annual appreciation

•
Least expensive combination of Fund fees and expenses

•
No optional benefits

•
No additional Purchase Payments, transfers or withdrawals

•
No Advisory Fees

•
Investment of  $100,000

•
5% annual appreciation

•
Most expensive combination of optional benefits and Fund fees and expenses

•
No additional Purchase Payments, transfers, or withdrawals

•
No Advisory Fees

For additional information about annual charges, see “FEE TABLE” and “CHARGES AND DEDUCTIONS” in the Prospectus.
RISKS
Risk of Loss	You can lose money by investing in this Contract, including loss of principal. For additional information about the risk of loss, see “PRINCIPAL RISKS OF INVESTING IN THE CONTRACT” in the Prospectus.

RISKS
Not a Short-Term Investment
This Contract is not a short-term investment and is not appropriate for an investor who needs ready access to cash. Although you are permitted to take withdrawals or surrender the Contract, federal and state income taxes may apply.
Withdrawals will reduce your Contract Value and death benefit. If you elect to pay Advisory Fees from your Contract Value, this deduction will reduce the death benefits and other guaranteed benefits and may be subject to federal and state income taxes and a 10% federal additional tax.
The benefits of tax deferral and living benefit protections also mean the Contract is less beneficial to investors with a short time horizon.
For additional information about the investment profile of the Contract, see “PRINCIPAL RISKS OF INVESTING IN THE CONTRACT,” “CHARGES AND DEDUCTIONS,” ”FEDERAL TAX MATTERS,” "ADVISORY FEES PAID FROM YOUR CONTRACT VALUE," and “TAXATION OF ANNUITIES IN GENERAL” in the Prospectus.

Risks Associated with Investment Options
An investment in this Contract is subject to the risk of poor investment performance and can vary depending on the performance of the Investment Options available under the Contract.
Each Investment Option (including the Guaranteed Account) has its own unique risks.
You should review the prospectuses for the available Funds and consult with your financial professional before making an investment decision.
For additional information about the risks associated with Investment Options, see “PRINCIPAL RISKS OF INVESTING IN THE CONTRACT” in the Prospectus.

Insurance Company Risks
An investment in the Contract is subject to the risks related to the Company. Any obligations (including under the Guaranteed Account), guarantees, or benefits under the Contract are subject to the claims-paying ability of the Company. More information about the Company, including its financial strength ratings, is available upon request at no charge by calling us at 1-800-456-6330 or writing us at the address shown on the cover page.
For additional information about Company risks, see “PRINCIPAL RISKS OF INVESTING IN THE CONTRACT,” and “THE COMPANY, VARIABLE ACCOUNT AND FUNDS” in the Prospectus.

RESTRICTIONS
Investments
Currently, there is no charge when you transfer Contract Value among Investment Options. However, we reserve the right to charge $25 for each transfer after the first 12 transfers in any Contract Year in the future.
We reserve the right to remove or substitute Funds as Investment Options that are available under the Contract. We also reserve the right to restrict the allocation of additional Purchase Payments and/or transfers of Contract Value to a Fund if we determine the Fund no longer meets one or more of our Fund selection criteria and/or if a Fund has not attracted significant contract owner assets.
For additional information about Investment Options, see “CHARGES AND DEDUCTIONS – Transfer Fee” and “THE COMPANY, VARIABLE ACCOUNT AND FUNDS – Selection of Funds – Addition, Deletion or Substitutions of Investments” in the Prospectus.

RESTRICTIONS
Optional Benefits
If you select a Protected Lifetime Income Benefit rider:
•
The Investment Options available to you under the Contract will be limited.

•
You may not make additional Purchase Payments two years or more after the Rider Issue Date or on or after the Benefit Election Date, whichever comes first.

•
Withdrawals from Contract Value that exceed the annual withdrawal amount under the rider may significantly reduce or eliminate the rider benefits.

•
We may stop offering an optional benefit rider at any time.

•
If you elect to pay Advisory Fees from your Contract Value, this deduction will reduce the death benefits and other guaranteed benefits and may be subject to federal and state income taxes and a 10% federal additional tax if you are younger than age 59½.
If you purchased an optional death benefit, withdrawals may also reduce the benefit by an amount greater than the value withdrawn.
For additional information about the optional benefits, see "PROTECTED LIFETIME INCOME BENEFITS" and “ADVISORY FEES PAID FROM YOUR CONTRACT VALUE” and “DEATH BENEFIT - Selecting A Death Benefit” in the Prospectus.

TAXES
Tax Implications
You should consult with a qualified tax advisor regarding the federal tax implications of an investment in, payments received under, and other transactions in connection with this Contract.
If you purchase the Contract through a tax-qualified plan or individual retirement account (IRA), you do not get any additional tax benefits. Withdrawals are generally taxable (to the extent of any earnings in the Contract) at ordinary income tax rates, and may be subject to a 10% additional tax if the Owner takes a withdrawal before age 59½.
For additional information about tax implications, see “FEDERAL TAX MATTERS” and “TAXATION OF ANNUITIES IN GENERAL” in the Prospectus.

CONFLICTS OF INTEREST
Investment professional compensation
Some investment professionals may receive compensation for promoting and selling this Contract to you in the form of marketing allowances, cash, and other compensation. These investment professionals may have a financial incentive to offer or recommend the Contract over another investment.
For additional information about compensation, see “DISTRIBUTION OF THE CONTRACTS” in the Prospectus.

Exchanges
Some investment professionals may have a financial incentive to offer you a new contract in place of the contract you already own. You should only exchange your current contract if you determine, after comparing the features, fees, and risks of both contracts, that it is better for you to purchase the new contract rather than continue to own your existing contract.
For additional information about exchanges, see “TAXATION OF ANNUITIES IN GENERAL – Exchanges of Annuity Contracts” in the Prospectus.

OVERVIEW OF THE VARIABLE ANNUITY CONTRACT
Q: What is this Contract, and what is it designed to do?
A: The Protective Investors Benefit Advisory Variable Annuity NY Contract is designed to provide long-term accumulation of assets through investments in a variety of Investment Options during the accumulation phase. It can supplement your retirement income by providing a stream of income payments during the payout phase. It also offers death benefits to protect your beneficiaries. This Contract may be appropriate if you have a long investment time horizon. It is not intended for people who may need to make early or frequent withdrawals or intend to engage in frequent trading in the Funds, and may not be appropriate for you if you do not have a long-term investment horizon.
If you elect to pay Advisory Fees from your Contract Value, this deduction will reduce the death benefits and other guaranteed benefits. If certain requirements are not satisfied, the payment of Advisory Fees from your Contract Value may be subject to federal and state income taxes and a 10% federal additional tax if you are younger than age 59½. See “Advisory Fees Paid From Your Contract Value.”
Q: How do I accumulate assets in this Contract and receive income from the Contract?
A: Your Contract has two phases: 1) an accumulation (savings) phase: and 2) a payout (income) phase.
1.
Accumulation (Savings) Phase

To help you accumulate assets, you can invest your Purchase Payments in:
•
Funds (mutual funds), each of which has its own investment strategies, investment advisers, expense ratios, and returns; and

•
The Fixed Account option, which offers a guaranteed interest rate during a selected period.

Additional information about the Funds in which you can invest is provided in the back of this Summary Prospectus. See FUND APPENDIX: FUNDS AVAILABLE UNDER THE CONTRACT.
2.
Payout (Income) Phase

You can elect to annuitize your Contract and turn your Contract Value into a stream of income payments (sometimes called annuity payments) from Protective Life Insurance Company, at which time the accumulation phase of the Contract ends. These payments may continue for a fixed period of years, for your entire life, or for the longer of a fixed period or your life. The payments may also be fixed or variable. Variable payments will vary based on the performance of the Investment Options you select. Please note that if you annuitize, your investments will be converted to income payments and you may no longer be able to choose to withdraw money at will from your Contract. All benefits (including guaranteed minimum death benefits and living benefits) terminate upon annuitization.
Q: What are the primary features and options that this Contract offers?
A: Accessing your money. Until you annuitize, you have full access to your money. You can choose to withdraw your Contract Value at any time (although if you withdraw early, you may have to pay income taxes, including an additional tax if you are younger than age 59½).
Tax treatment. You can transfer money between Investment Options without tax implications, and earnings (if any) on your investments are generally tax-deferred. You are generally taxed when: (1) you make a withdrawal or (2) you receive an income payment from the Contract. Your beneficiary is taxed upon payment of a death benefit. For more information, see “Federal Tax Matters”.
Death benefits. Your Contract includes a basic death benefit, the Contract Value Death Benefit, that will pay your beneficiaries the Contract Value as of the date we receive Due Proof of Death, minus applicable fees and charges. You can purchase an optional death benefit for an additional fee. The optional death benefit may increase the amount of money payable to your beneficiaries upon your death.
Optional benefits that occur during your lifetime. For an additional fee, you can purchase a protected lifetime income benefit rider (the SecurePay Pro rider) to help protect your retirement income from declining markets and/or provide income guarantees to help protect you from outliving your assets, while still maintaining access to your money.
Portfolio rebalancing and dollar cost averaging. At no additional charge, you may select portfolio rebalancing, which automatically rebalances the Sub-Accounts you select to maintain your chosen percentage allocation of Variable Account value among the Sub-Accounts. Alternatively, at no additional charge, you may select dollar cost averaging (DCA), which automatically transfers a specific amount of money from the DCA Account or the Fixed Account to the Sub-Accounts you have selected, at set intervals over a specific period of time.
Automatic withdrawals. You may make pre-authorized withdrawals of a level dollar amount from the Contract on a monthly or quarterly basis before the Annuity Date. There is no charge for the automatic withdrawal program. However, you may have to pay income taxes, including a 10% additional tax if you are younger than age 59½.
Benefits Available Under the Contract
Q: Are there benefits I can select that will affect how much money that my beneficiaries or I will receive under the Contract, or otherwise will affect my rights under the Contract? What are the features, costs, and any limitations associated with these other benefits?
A: In addition to the Contract Value Death Benefit that is included with your Contract, other optional benefits may also be available to you. The purposes, fees, and restrictions/limitations of these benefits are briefly summarized in the following tables.

Death Benefits
These death benefits are available during the accumulation phase:
Name of Benefit	Purpose	Is Benefit Standard or Optional?	Maximum Fee	Brief Description of Restrictions/ Limitations
Contract Value Death Benefit	Equal to the Contract Value as of the date we receive Due Proof of Death	Standard	No charge	• If Advisory Fees are paid from Contract Value, the ongoing deductions will reduce the Contract Value and therefore the Death Benefit.
Return of Purchase Payments Death Benefit
Equal to the greatest of:
1.
the Contract Value, or

2.
the aggregate Purchase Payments less an adjustment for each withdrawal (adjustment for each withdrawal is the amount that reduces the Return of Purchase Payments Death Benefit at the time of the withdrawal in the same proportion that the amount withdrawn reduces the Contract Value.)

		Optional	0.20% (as an annualized percentage of the death benefit value on each Monthly Anniversary Date)
•
Death Benefit will never be more than the Contract Value plus $1,000,000.

•
If Advisory Fees are paid from Contract Value, the ongoing deductions will reduce the Contract Value and therefore the Death Benefit.

•
Withdrawals can reduce the value of the Death Benefit by more than the amount withdrawn.

Optional Living Benefits
Name of Benefit	Purpose	Maximum Fee	Current Fee	Brief Description of Restrictions/Limitations
SecurePay Pro rider	Provides an Annual Withdrawal Amount that is guaranteed for life, even if Contract Value is reduced to zero.	2.00% (1) (if selected at Contract purchase) 2.20% (1) (under RightTime option)	1.50% (1) (if selected at Contract purchase) 1.60% (1) (under RightTime option)
•
Benefit limits available Investment Options.

•
No Purchase Payments two years or more after Rider Issue Date or on or after Benefit Election Date, whichever comes first.

•
Withdrawals will reduce the Benefit Base and available SecurePay withdrawals.

•
Excess Withdrawals may significantly reduce or eliminate value of benefit.

•
Available to Contract Owners age 60 to 85.

•
Advisory Fee deductions will reduce the Contract Value and therefore may limit the potential for increasing the rider’s Annual Withdrawal Amount and Benefit Base through higher Contract Values on Contract Anniversaries.

(1)
Fee is calculated as a percentage of the Benefit Base.

Other Optional Benefits
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions/Limitations
Portfolio Rebalancing	Automatically rebalances the Sub-Accounts you select (either quarterly, semi-annually or annually) to maintain your chosen percentage allocation of Variable Account value among the Sub-Accounts.	None	• If you select the SecurePay rider, your allocations must comply with our Allocation Guidelines and Restrictions.
Dollar Cost Averaging	Automatically transfers a specific amount of money from the DCA Account or the Fixed Account to the Sub-Accounts you select, on a monthly basis over a specific period of time.	None	• If you select the SecurePay rider, your allocations must comply with our Allocation Guidelines and Restrictions.
Automatic Withdrawal Plan (“AWP”)	Automatically withdraws a level dollar amount from the Contract on a monthly or quarterly basis before the Annuity Date.	None
•
If you select the SecurePay rider, the AWP will reduce Benefit Base and available SecurePay withdrawals.

•
Income taxes, including an additional tax if you are younger than age 59 1/2, may apply.

Buying the Contract
Q: How do I purchase the Protective Investors Benefit Advisory Variable Annuity NY Contract?
A: You must complete and submit an application, along with your initial Purchase Payment, to Protective Life through a licensed representative of Protective Life. Once we have received and approved your application, we will send you your Contract and a statement confirming your investments.
Q: How much can I contribute and how are my contributions invested?
A: Your Purchase Payment will be invested in the Investment Options that you choose.
	With the SecurePay rider (1)	Without the SecurePay rider
Minimum Initial Purchase Payment	$5,000	$5,000
Minimum Subsequent Purchase Payment	$100 ($50 if made by electronic funds transfer)	$100 ($50 if made by electronic funds transfer)
Maximum Aggregate Purchase Payment (2)	$1,000,000	$1,000,000

(1)
There are limitations on subsequent Purchase Payments if you select the SecurePay Pro rider.

(2)
We can reject any Purchase Payments for any reason. We may also permit you to invest more than the maximum amounts listed above if you obtain our prior approval.

After your initial Purchase Payment, you are not required to make any additional Purchase Payments under your Contract.
Q: When will any Purchase Payments that I make be credited to my Contract?
A: Initial Purchase Payment: Your financial professional must determine that the Contract is suitable for you and transmit your application to us. If your application is complete when received by us and we also received your initial Purchase Payment, we will issue your Contract and allocate your initial Purchase Payment to the Investment Options you direct within 2 business days. If some information is missing from your application, we may delay issuing your

Contract and crediting your Contract while we obtain the missing information. However, we will not hold your initial Purchase Payment for more than 5 business days without your permission. Once the information is complete, we will allocate your initial Purchase Payment to the Investment Options you direct within 2 business days.
Subsequent Purchase Payment: if we receive a subsequent Purchase Payment before the close of the NYSE (typically 3:00 p.m. Central Time), we will apply your Purchase Payment as of the end of that Valuation Date. If we receive your subsequent Purchase Payment at or after the close of the NYSE, your payment will be applied on the next Valuation Date.
Making Withdrawals: Accessing the Money in Your Contract
Q: Can I access the money in my Contract during the asset accumulation (savings) phase?
A: You can access the money in your Contract by making a withdrawal, which will reduce the value of your Contract (including the amount of the death benefit). You may withdraw all or a portion of your Contract Value (minus applicable charges and other adjustments, discussed below). However, withdrawing the entire Contract Value will terminate your Contract.
Certain withdrawals may reduce the value of the SecurePay rider you elected. This optional living benefit rider provides withdrawal options.
Q: Are there any limitations associated with taking money out of my Contract during the asset accumulation (savings) phase?
A: Yes. These limitations are as follows:
Limitations on withdrawal amounts
•
At any time before the Annuity Date, you may withdraw the Contract Value provided the Contract Value remaining after the withdrawal is at least $5,000.

•
If you select the the SecurePay rider, special withdrawal rules apply.

Surrender charges and taxes	• Federal and state income taxes may apply, as well as a 10% federal additional tax if the withdrawal occurs before the Owner reaches age 59½.
Negative impact of withdrawal on other benefits and guarantees of your Contract	• Withdrawals reduce your Contract Value and death benefit, and may reduce the value of the the SecurePay rider.
Q: What is the process to request a withdrawal of money from my Contract?
A: You can request to withdraw all or a portion of your Contract Value (that is your Contract Value less any prorated Contract fees) on any business day through your financial intermediary, by calling us, facsimile or mailing a request to: (1) Protective Life Insurance Company, P.O. Box 10648, Birmingham, Alabama 35202-0648 (if sent by the U.S. postal service); or (2) to Protective Life Insurance Company, 2801 Highway 280 South, Birmingham, Alabama 35223 (if sent by a nationally recognized overnight delivery service). Generally, for withdrawal or surrender requests received in good order before the close of the New York Stock Exchange (typically 3:00 p.m. Central Time), we will process your request that Valuation Date. If we receive your request in good order at or after the close of the New York Stock Exchange, your request will be processed the next Valuation Date. We will generally pay the amount withdrawn or surrendered within seven days.
Q: Can I access the money in my account during the annuity (income) phase?
A: You will receive payments under the annuity payment option you select. However, unless you select an annuity payment option for a certain period that provides variable income payments, you may not take any other withdrawals.

ADDITIONAL INFORMATION ABOUT FEES
The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering or making withdrawals from the Contract. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.
The first table describes the fees and charges that you will pay at the time you buy the Contract, surrender or make withdrawals from the Contract, or transfer Contract Value between Investment Options. These fees and expenses do not reflect any Advisory Fees paid to Financial Intermediaries from Contract Value or other assets of the Owner for the provision of investment advice. If such charges were reflected, costs would be higher. New York does not currently impose premium taxes on variable annuities.

TRANSACTION EXPENSES
Transfer Fee (1)	$25

(1)
Protective Life currently does not charge this Transfer Fee, but reserves the right to do so in the future for each transfer after the first 12 transfers in any Contract Year. We will give written notice thirty (30) days before we impose a Transfer Fee. (See “CHARGES AND DEDUCTIONS, Transfer Fee” in the Prospectus.)

The next table describes the fees and expenses that you will pay each year during the time that you own the Contract, not including Fund fees and expenses. If you choose to purchase an optional benefit, you will pay additional charges, as shown below.

ANNUAL CONTRACT EXPENSES
Administrative Expenses(1)	$30
Base Contract Expenses (as a percentage of average Variable Account value) (2)	0.30%
Optional Benefit Expenses
Return of Purchase Payments Death Benefit Fee (as an annualized percentage of the death benefit, beginning on the 1st Monthly Anniversary Date)	0.20%
Protected Lifetime Income Benefits
SecurePay Rider Fee(3) (as an annualized percentage of the Benefit Base(4) on each Monthly Anniversary Date, beginning with the 1st Monthly Anniversary Date following election of the rider)
	Maximum	Current
Purchase of SecurePay Pro rider at Contract Purchase	2.00%	1.50%
Purchase of SecurePay Pro rider under RightTime	2.20%	1.60%

(1)
Includes the annual contract maintenance fee. We will waive the annual contract maintenance fee if your Contract Value or aggregate Purchase Payments, reduced by surrenders and surrender charges, is $100,000 or more. (See “CHARGES AND DEDUCTIONS, Contract Maintenance Fee” in the Prospectus.)

(2)
Base Contract Expenses include a mortality and expense risk charge equal on an annual basis to 0.20% of the average daily net assets of the Variable Account attributable to your Contract and an administration charge equal on an annual basis to 0.10% of average daily net assets of the Variable Account attributable to your Contract.

(3)
We will give you at least 30 days’ written notice before any increase in the SecurePay Fee. You may elect not to pay the increase in your SecurePay Fee. If you do, your SecurePay rider will not terminate, but your current Benefit Base will be capped at its then current value. You will continue to be assessed your current SecurePay Fee, however, even though you will have given up the opportunity for any future increases in your SecurePay Benefit Base. See “THE SECUREPAY RIDER” in the Prospectus.

(4)
The Benefit Base is a value used to calculate the Annual Withdrawal Amounts, and the fees charged, under the SecurePay rider. If the rider is purchased at issue, your initial Benefit Base is equal to your initial purchase payments. If the rider is added through RightTime, your initial Benefit Base is equal to your Contract Value on the Rider Issue Date. For more information on the SecurePay rider, the Benefit Base and how it is calculated, please see “THE SECUREPAY RIDER” in the Prospectus.

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. A complete list of Funds available under the Contract, including their annual expenses, can be found in an Appendix to this Summary Prospectus. (See “FUND APPENDIX — FUNDS AVAILABLE UNDER THE CONTRACT.”)

ANNUAL FUND EXPENSES
The next item shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. A complete list of Funds available under the Contract, including their annual expenses, may be found at the back of this Summary Prospectus.
	Minimum	Maximum
Annual Fund Expenses before any waivers or expense reimbursements (expenses that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)	0.10%	4.15%
Annual Fund Expenses after any waivers or expense reimbursements (1)	0.10%	1.44%

(1)
The “Annual Fund Expenses after any waivers or expense reimbursements” line in the above table shows the range of minimum and maximum fees and expenses based on the expenses of all Funds after taking into account contractual fee waiver or expense reimbursement arrangements in place. Those contractual arrangements are designed to reduce total annual Fund operating expenses for Contract Owners and will continue past the current year.

Example
The following examples are intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. The examples show the costs of investing in the Contract, including transaction expenses, Administrative Expenses, Base Contract Expenses, and any optional rider charges, and both maximum and minimum Annual Fund Expenses.
The examples assume that you invest $100,000 in the Contract for the periods indicated. The examples also assume that your investment has a 5% return each year. The examples do not reflect any Advisory Fees paid to Financial Intermediaries from Contract Value or other assets of the Owner, and if such fees were reflected, costs would be higher.
•
The first example assumes that you purchased the SecurePay rider with RightTime at the maximum rider fees.

•
The second example assumes that you have not purchased the the SecurePay rider.

•
The examples also assume that the Return of Purchase Payments Death Benefit is in effect, and that all Contract Value is allocated to the Variable Account. The examples do not reflect transfer fees.

•
The examples do not include Premium Taxes, as the state of New York does not currently impose Premium Taxes on variable annuities.

1.
If you purchased the SecurePay rider under RightTime:

If you surrender, annuitize(1) or remain invested in the Contract at the end of the applicable time period:
a.
reflecting the maximum charge:

	1 year	3 years	5 years	10 years
Maximum Fund Expense	$6,562	$19,462	$32,061	$62,219
Minimum Fund Expense	$2,654	$8,143	$13,884	$29,413

(1)
You may not choose an Annuity Date that is less than 1 year after the Issue Date. For more information, see “ANNUITY PAYMENTS, Annuity Date, Changing the Annuity Date" in the Prospectus. Neither the death benefit fee nor the SecurePay Fee apply after the Annuity Date.

b.
reflecting the current charge:

	1 year	3 years	5 years	10 years
Maximum Fund Expense	$5,963	$17,747	$29,336	$57,451
Minimum Fund Expense	$2,044	$6,311	$10,826	$23,300

2.
If you have not purchased the SecurePay rider:

If you surrender, annuitize(1) or remain invested in the Contract at the end of the applicable time period:
	1 year	3 years	5 years	10 years
Maximum Fund Expense	$4,384	$13,219	$22,145	$44,866
Minimum Fund Expense	$436	$1,363	$2,371	$5,297
Please remember that the examples are an illustration and do not guarantee the amount of future expenses. Your actual expenses may be higher or lower than those shown. Similarly, your rate of return may be more or less than the 5% rate of return assumed in the examples.

(1)
You may not choose an Annuity Date that is less than 1 year after the Issue Date. For more information, see “ANNUITY PAYMENTS, Annuity Date, Changing the Annuity Date" in the Prospectus. Neither the death benefit fee nor the SecurePay Fee apply after the Annuity Date.

FUND APPENDIX
FUNDS AVAILABLE UNDER THE CONTRACT
The following is a list of Funds available under the Contract. More information about the Funds is available in the prospectuses for the Funds, which may be amended from time to time and can be found online at www.protective.com/eprospectus. You can also request this information at no cost by calling 855-920-9713 or by sending an email request to prospectus@protective.com. Depending on the optional benefits you choose, you may not be able to invest in certain Funds.
The current expenses and performance information below reflects fee and expenses of the Funds, but do not reflect the other fees and expenses that your Contract may charge . Expenses would be higher and performance would be lower if these other charges were included. Each Fund’s past performance is not necessarily an indication of future performance.
Asset Allocation Type	Portfolio Company - Investment Adviser; Sub- Adviser(s), as applicable	Current Expenses	Average Annual Total Returns (as of 12/31/2021)			SecurePay Pro Rider Allocation Investment Category(2)
			1 Year	5 Year	10 Year
U.S. Equity	AB VPS Growth and Income B(1)	0.84%	27.84%	12.58%	13.39%	3
U.S. Equity	AB VPS Large Cap Growth B	0.90%	28.65%	25.78%	20.52%	3
U.S. Equity	AB VPS Small Cap Growth B(1)	1.15%	9.20%	24.72%	17.82%	4
U.S. Equity	AB VPS Small/Mid Cap Value B	1.05%	35.60%	9.88%	12.85%	4
Allocation	American Century VP Balanced I(1)	0.81%	15.77%	11.33%	9.90%	2
U.S. Equity	American Century VP Disciplined Core Value I	0.70%	23.65%	13.96%	13.69%	4
International Equity	American Century VP International I(1)	0.99%	8.75%	14.35%	10.06%	4
U.S. Equity	American Century VP Ultra® I(1)	0.79%	22.99%	26.83%	20.03%	4
Allocation	American Funds IS® Asset Allocation 4	0.80%	14.84%	11.43%	11.10%	2
Taxable Bond	American Funds IS® Capital World Bond 4	1.00%	-5.18%	3.24%	1.85%	1
International Equity	American Funds IS® Capital World Growth & Income 4(1)	0.92%	14.46%	12.99%	11.39%	3
International Equity	American Funds IS® Global Growth 4(1)	0.92%	16.14%	19.39%	15.41%	3
International Equity	American Funds IS® Global Small Capitalization 4(1)	1.15%	6.43%	15.16%	12.24%	4
U.S. Equity	American Funds IS® Growth 4	0.85%	21.69%	25.12%	19.44%	3
U.S. Equity	American Funds IS® Growth-Income 4	0.79%	23.80%	16.10%	15.14%	3
International Equity	American Funds IS® International 4	1.04%	-1.71%	9.37%	7.88%	4
International Equity	American Funds IS® New World 4(1)	1.07%	4.63%	12.96%	8.41%	4
Taxable Bond	American Funds IS® The Bond Fund of America 4(1)	0.70%	-0.59%	3.96%	3.02%	1
Taxable Bond	American Funds IS® US Government Securities 4(1)	0.72%	-0.88%	3.04%	2.08%	1
U.S. Equity	American Funds IS® Washington Mututual Investor 4(1)	0.77%	27.51%	12.22%	13.53%	3
Allocation	BlackRock 60/40 Target Allocation ETF VI III(1)	0.63%	11.70%	10.99%	—	2
Allocation	BlackRock Global Allocation V.I. III - BlackRock (Singapore) Limited(1)	1.00%	6.42%	9.71%	7.68%	2
International Equity	BlackRock International V.I. I - BlackRock International Limited(1)	0.93%	11.30%	9.61%	7.80%	4
U.S. Equity	ClearBridge Variable Dividend Strategy II - ClearBridge Investments, LLC	1.01%	26.61%	15.12%	13.69%	3
U.S. Equity	ClearBridge Variable Large Cap Growth II - ClearBridge Investments, LLC	1.01%	21.63%	21.22%	—	3
U.S. Equity	ClearBridge Variable Mid Cap II - ClearBridge Investments, LLC	1.10%	28.38%	13.98%	14.04%	4
U.S. Equity	ClearBridge Variable Small Cap Growth II - ClearBridge Investments, LLC	1.06%	12.31%	21.04%	16.82%	4
Allocation	Columbia VP Balanced 2	1.01%	14.62%	12.18%	11.31%	2
FUND-1

Asset Allocation Type	Portfolio Company - Investment Adviser; Sub- Adviser(s), as applicable	Current Expenses	Average Annual Total Returns (as of 12/31/2021)			SecurePay Pro Rider Allocation Investment Category(2)
			1 Year	5 Year	10 Year
Taxable Bond	Columbia VP Emerging Markets Bond 2	1.01%	-2.45%	3.92%	—	4
Taxable Bond	Columbia VP Intermediate Bond 2	0.74%	-0.49%	4.80%	3.82%	1
Taxable Bond	Columbia VP Limited Duration Credit 2(1)	0.73%	-0.84%	2.75%	2.38%	1
U.S. Equity	Columbia VP Select Mid Cap Value 2(1)	1.08%	31.97%	12.72%	13.63%	4
Taxable Bond	Columbia VP Strategic Income 2(1)	0.93%	1.63%	4.67%	4.53%	2
U.S. Equity	DFA VA Equity Allocation Portfolio Institutional - Dimensional Fund Advisors Ltd; DFA Australia Limited(1)	0.30%	24.37%	—	—	3
Taxable Bond	DFA VA Global Bond - Dimensional Fund Advisors Ltd; DFA Australia Limited	0.24%	-1.04%	1.68%	1.90%	1
Allocation	DFA VA Global Moderate Allocation Institutional(1)	0.28%	14.20%	9.87%	—	2
International Equity	DFA VA International Small Portfolio - Dimensional Fund Advisors Ltd; DFA Australia Limited	0.40%	14.56%	10.12%	10.04%	4
International Equity	DFA VA International Value Portfolio - Dimensional Fund Advisors Ltd; DFA Australia Limited	0.28%	18.11%	7.00%	6.52%	4
Taxable Bond	DFA VA Short-Term Fixed Portfolio - Dimensional Fund Advisors Ltd; DFA Australia Limited	0.12%	-0.19%	1.10%	0.78%	1
U.S. Equity	DFA VA US Large Value	0.21%	27.04%	10.52%	13.50%	3
U.S. Equity	DFA VA US Targeted Value	0.29%	39.68%	10.45%	13.60%	4
Allocation	Fidelity® VIP Asset Manager Growth Service 2 - FMR Investment Management (U.K.) Limited; Fidelity Management & Research (Japan) Limited; Fidelity Management & Research (HK) Ltd	0.93%	13.69%	12.19%	10.39%	3
Allocation	Fidelity® VIP Asset Manager Service 2 - FMR Investment Management (U.K.) Limited; Fidelity Management & Research (Japan) Limited; Fidelity Management & Research (HK) Ltd	0.84%	9.68%	9.74%	8.37%	2
Allocation	Fidelity® VIP Balanced Service 2 - FMR Investment Management (U.K.) Limited; Fidelity Management & Research (Japan) Limited; Fidelity Management & Research (HK) Ltd	0.71%	17.99%	14.69%	12.37%	2
Sector Equity	Fidelity® VIP Energy Service 2 - FMR Investment Management (U.K.) Limited; Fidelity Management & Research (Japan) Limited; Fidelity Management & Research (HK) Ltd	0.90%	54.83%	-3.55%	0.02%	4
Allocation	Fidelity® VIP FundsManager 20% Service 2(1)	0.60%	3.52%	5.34%	4.39%	1
Allocation	Fidelity® VIP FundsManager 60% Service 2(1)	0.75%	12.21%	11.10%	9.44%	3
Allocation	Fidelity® VIP FundsManager 85% Service 2(1)	1.05%	17.64%	14.22%	12.14%	3
U.S. Equity	Fidelity® VIP Growth Opportunities Service 2	0.88%	11.68%	31.77%	22.64%	4
Sector Equity	Fidelity® VIP Health Care Portfolio Service 2 - FMR Investment Management (U.K.) Limited; Fidelity Management & Research (Japan) Limited; Fidelity Management & Research (HK) Ltd	0.88%	11.45%	—	—	3
International Equity	Fidelity® VIP International Capital Appreciation Service 2 - FMR Investment Management (U.K.) Limited; Fidelity Management & Research (Japan) Limited; Fil Investment Advisors; FIL Investment Advisors (UK) Ltd; Fidelity Management & Research (HK) Ltd	1.07%	12.11%	16.56%	12.88%	4
Taxable Bond	Fidelity® VIP Investment Grade Bond Service 2 - FMR Investment Management (U.K.) Limited; Fidelity Management & Research (Japan) Limited; Fidelity Management & Research (HK) Ltd	0.64%	-0.90%	4.08%	3.29%	1
Sector Equity	Fidelity® VIP Materials Initial	0.68%	33.42%	12.10%	10.29%	4
FUND-2

Asset Allocation Type	Portfolio Company - Investment Adviser; Sub- Adviser(s), as applicable	Current Expenses	Average Annual Total Returns (as of 12/31/2021)			SecurePay Pro Rider Allocation Investment Category(2)
			1 Year	5 Year	10 Year
U.S. Equity	Fidelity® VIP Mid Cap Service 2 - FMR Investment Management (U.K.) Limited; Fidelity Management & Research (Japan) Limited; Fidelity Management & Research (HK) Ltd	0.86%	25.31%	13.32%	13.00%	3
Allocation	Fidelity® VIP Target Volatility Service 2(1)	0.92%	12.03%	9.63%	—	2
Sector Equity	Fidelity® VIP Technology Initial - FMR Investment Management (U.K.) Limited; Fidelity Management & Research (Japan) Limited; Fidelity Management & Research (HK) Ltd	0.62%	28.16%	34.83%	24.38%	4
Sector Equity	Fidelity® VIP Utilities Initial - FMR Investment Management (U.K.) Limited; Fidelity Management & Research (Japan) Limited; Fidelity Management & Research (HK) Ltd	0.65%	17.43%	13.13%	11.57%	3
U.S. Equity	Fidelity® VIP Value Strategies Service 2 - FMR Investment Management (U.K.) Limited; Fidelity Management & Research (Japan) Limited; Fidelity Management & Research (HK) Ltd	0.88%	33.34%	13.67%	13.47%	4
U.S. Equity	Franklin DynaTech VIP Fund - Class 2	0.92%	16.14%	23.64%	16.66%	4
Allocation	Franklin Income VIP 2	0.72%	16.75%	7.45%	7.38%	2
U.S. Equity	Franklin Rising Dividends VIP 2	0.88%	26.79%	16.81%	14.40%	3
U.S. Equity	Franklin Small Cap Value VIP 2	0.91%	25.37%	9.94%	12.13%	4
U.S. Equity	Franklin Small Mid Cap Growth VIP 2	1.08%	10.01%	20.84%	15.70%	4
Taxable Bond	Goldman Sachs VIT Core Fixed Income Service(1)	0.67%	-2.23%	3.58%	3.16%	1
U.S. Equity	Goldman Sachs VIT Mid Cap Growth Service(1) (formerly, Goldman Sachs VIT Growth Opportunities Fund)	0.99%	11.48%	21.22%	16.00%	4
Alternative	Goldman Sachs VIT Multi-Strategy Alternatives Service(1)	1.25%	4.84%	3.61%	—	2
U.S. Equity	Goldman Sachs VIT Small Cap Equity Insights Service(1)	1.06%	23.50%	11.06%	12.65%	4
U.S. Equity	Goldman Sachs VIT Strategic Growth Service(1)	0.99%	21.56%	24.26%	18.71%	3
Allocation	Goldman Sachs VIT Trend Driven Allocation Fund Service(1) (formerly Goldman Sachs VIT Global Trends Allocation Service)	0.94%	16.17%	7.93%	—	2
U.S. Equity	Invesco V.I. Main Street Small Cap II	1.18%	22.26%	13.46%	14.40%	4
Allocation	Invesco VI Balanced-Risk Allocation II(1)	1.13%	9.26%	7.18%	5.99%	2
U.S. Equity	Invesco VI Comstock II	0.99%	33.04%	11.12%	12.59%	3
Allocation	Invesco VI Conservative Balanced II(1)	0.92%	9.97%	8.48%	7.87%	2
Allocation	Invesco VI Equity and Income II	0.80%	18.35%	9.27%	10.28%	2
International Equity	Invesco VI Global II	1.03%	15.17%	17.88%	13.96%	4
Sector Equity	Invesco VI Global Real Estate II - Invesco Asset Management Ltd	1.22%	25.44%	7.27%	7.84%	4
Taxable Bond	Invesco VI Government Securities II	0.93%	-2.43%	2.21%	1.52%	1
U.S. Equity	Invesco VI Growth and Income II	0.99%	28.19%	9.94%	12.05%	3
Money Market	Invesco VI US Government Money Portfolio I	0.52%	0.01%	0.73%	0.37%	1
Allocation	Janus Henderson VIT Balanced Service	0.87%	16.91%	14.10%	11.53%	2
U.S. Equity	Janus Henderson VIT Forty Service	1.01%	22.60%	25.27%	20.00%	3
International Equity	Janus Henderson VIT Global Sustainable Equity Service	1.18%	—	—	—	4
Sector Equity	Janus Henderson VIT Global Technology & Innovation Service	0.99%	17.75%	30.32%	22.96%	4
International Equity	Janus Henderson VIT Overseas Service	1.08%	13.29%	13.08%	5.98%	4
Taxable Bond	Lord Abbett Series Bond-Debenture VC	0.89%	3.28%	5.66%	6.33%	2
FUND-3

Asset Allocation Type	Portfolio Company - Investment Adviser; Sub- Adviser(s), as applicable	Current Expenses	Average Annual Total Returns (as of 12/31/2021)			SecurePay Pro Rider Allocation Investment Category(2)
			1 Year	5 Year	10 Year
U.S. Equity	Lord Abbett Series Dividend Growth VC(1)	0.99%	25.62%	15.79%	14.17%	3
U.S. Equity	Lord Abbett Series Fundamental Equity VC(1)	1.08%	27.31%	10.24%	11.33%	4
U.S. Equity	Lord Abbett Series Growth Opportunities VC	1.26%	6.46%	19.29%	15.34%	4
Taxable Bond	Lord Abbett Series Short Duration Income VC	0.83%	0.63%	2.42%	—	1
Taxable Bond	Morgan Stanley VIF Core Plus Fixed Income II(1)	0.92%	-0.54%	4.42%	4.29%	2
International Equity	Morgan Stanley VIF Global Franchise II - Morgan Stanley Investment Management Ltd(1)	1.20%	21.67%	17.12%	13.56%	4
Sector Equity	Morgan Stanley VIF Global Infrastructure II(1)	1.12%	14.00%	8.29%	9.00%	4
International Equity	Morgan Stanley VIF Global Strategist II(1)	1.02%	8.22%	8.86%	7.30%	2
U.S. Equity	Morgan Stanley VIF Growth II(1)	0.82%	-0.15%	34.25%	23.95%	4
Taxable Bond	PIMCO Income Advisor	0.92%	1.89%	4.95%	—	2
Allocation	PIMCO VIT All Asset Advisor - Research Affiliates LLC(1)	1.34%	16.04%	8.45%	5.91%	2
Commodities	PIMCO VIT CommodityRealReturn® Strategy Advisor(1)	1.03%	33.11%	5.61%	-1.98%	4
Taxable Bond	PIMCO VIT Emerging Markets Bond Advisor	1.12%	-2.66%	4.44%	4.31%	2
Allocation	PIMCO VIT Global Diversified Allocation Advisor(1)	1.10%	8.51%	7.84%	—	2
Taxable Bond	PIMCO VIT High Yield Advisor	0.87%	3.53%	5.36%	5.96%	2
Taxable Bond	PIMCO VIT Long-Term US Government Advisor	0.76%	-4.88%	6.04%	4.08%	2
Taxable Bond	PIMCO VIT Low Duration Advisor	0.75%	-1.03%	1.44%	1.49%	1
Taxable Bond	PIMCO VIT Real Return Advisor	0.77%	5.48%	5.23%	3.05%	2
Taxable Bond	PIMCO VIT Short-Term Advisor	0.70%	-0.16%	1.68%	1.53%	1
Taxable Bond	PIMCO VIT Total Return Advisor	0.75%	-1.36%	3.83%	3.33%	1
Allocation	Protective Life Dynamic Allocation Conservative(1)	0.90%	8.18%	9.17%	—	1
Allocation	Protective Life Dynamic Allocation Growth(1)	0.90%	20.79%	9.39%	—	3
Allocation	Protective Life Dynamic Allocation Moderate(1)	0.90%	11.22%	10.78%	—	2
U.S. Equity	T. Rowe Price All-Cap Opportunities Portfolio(1)	0.80%	20.80%	26.19%	19.64%	3
U.S. Equity	T. Rowe Price Blue Chip Growth Portfolio II(1)	1.00%	17.33%	22.96%	18.93%	3
Sector Equity	T. Rowe Price Health Sciences Portfolio II(1)	1.19%	12.83%	19.22%	20.13%	4
Allocation	T. Rowe Price Moderate Allocation(1)	0.71%	10.06%	10.98%	9.85%	2
International Equity	Templeton Developing Markets VIP 2 - Franklin Templeton Investment Management Ltd	1.44%	-5.74%	10.60%	4.84%	4
Taxable Bond	Templeton Global Bond VIP 2(1)	0.76%	-4.99%	-0.94%	1.13%	2
Allocation	Vanguard VIF Balanced	0.20%	19.02%	12.32%	11.40%	2
U.S. Equity	Vanguard VIF Capital Growth	0.34%	21.54%	18.12%	17.35%	3
Allocation	Vanguard VIF Conservative Allocation	0.13%	5.99%	8.09%	7.16%	2
U.S. Equity	Vanguard VIF Diversified Value	0.28%	30.47%	13.52%	13.15%	3
U.S. Equity	Vanguard VIF Equity Income	0.30%	25.33%	12.35%	13.06%	3
U.S. Equity	Vanguard VIF Equity Index	0.14%	28.55%	18.31%	16.39%	3
Taxable Bond	Vanguard VIF Global Bond Index	0.13%	-1.84%	—	—	2
U.S. Equity	Vanguard VIF Growth	0.41%	17.86%	24.24%	19.15%	3
Taxable Bond	Vanguard VIF High Yield Bond	0.26%	3.68%	5.69%	6.05%	2
International Equity	Vanguard VIF International	0.38%	-1.54%	20.47%	13.57%	4
U.S. Equity	Vanguard VIF Mid-Cap Index	0.17%	24.36%	15.72%	14.97%	3
Allocation	Vanguard VIF Moderate Allocation	0.12%	10.07%	10.31%	9.22%	2
Money Market	Vanguard VIF Money Market	0.15%	0.02%	1.15%	0.67%	1
Sector Equity	Vanguard VIF Real Estate Index	0.26%	40.21%	11.25%	11.43%	4
Taxable Bond	Vanguard VIF Short Term Investment Grade	0.14%	-0.45%	2.74%	2.48%	1
Taxable Bond	Vanguard VIF Total Bond Market Index	0.14%	-1.72%	3.50%	2.77%	1
FUND-4

Asset Allocation Type	Portfolio Company - Investment Adviser; Sub- Adviser(s), as applicable	Current Expenses	Average Annual Total Returns (as of 12/31/2021)			SecurePay Pro Rider Allocation Investment Category(2)
			1 Year	5 Year	10 Year
International Equity	Vanguard VIF Total International Stock Market Index	0.10%	8.53%	—	—	4
U.S. Equity	Vanguard VIF Total Stock Market Index	0.13%	25.64%	17.79%	16.13%	3
Taxable Bond	Western Asset Core Plus VIT II - Western Asset Management Company Pte Ltd. – Singapore; Western Asset Management Company, LLC; Western Asset Management Company Ltd. – Japan; Western Asset Management Company Limited – UK(1)	0.79%	-2.19%	4.18%	—	1

(1)
These Funds and their investment advisers have entered into contractual fee waivers or expense reimbursement arrangements. These temporary fee reductions are reflected in their annual expenses. Those contractual arrangements are designed to reduce total annual Fund operating expenses for Contract Owners and will continue past the current year.

(2)
If you have purchased the SecurePay Pro rider, you must allocate your Purchase Payments and Contract Value in accordance with the Allocation Guidelines and Restrictions that we have established. The following table specifies the minimum and maximum percentages of your Contract Value that must be allocated to each of the four Investment Categories during the accumulation phase in order for you to remain eligible for benefits under the SecurePay Pro rider (unless you are fully invested in a Benefit Allocation Model or a permissible single investment option). You can select the percentage of Contract Value to allocate to individual Funds within each group, but the total investment for all Funds in a group must comply with the specified minimum and maximum percentages for that group. See “ALLOCATION GUIDELINES AND RESTRICTIONS FOR PROTECTED LIFETIME INCOME BENEFITS” in the Prospectus.

Investment Category	Minimum Allocation	Maximum Allocation
1	40%	100%
2	0%	60%
3	0%	25%
4	Not Permitted	Not Permitted
There is no assurance that the stated objectives and policies of any of the Funds will be achieved. More detailed information concerning the investment objectives, policies and restrictions of the Funds, the expenses of the Funds, the risks attendant to investing in the Funds and other aspects of their operations can be found in the current prospectuses for the Funds and the current Statement of Additional Information for each of the Funds. You may obtain a prospectus or a Statement of Additional Information for any of the Funds by contacting Protective Life or by asking your financial adviser. You should read the Funds’ prospectuses carefully before making any decision concerning the allocation of Purchase Payments or transfers among the Sub-Accounts.
FUND-5

This Summary Prospectus incorporates by reference the Protective Investors Benefit Advisory NY Variable Annuity Contract’s Prospectus and Statement of Additional Information (SAI), both dated May 1, 2022, as amended or supplemented. The SAI may be obtained, free of charge, in the same manner as the Prospectus.
EDGAR Contract Identifier: C000221208